INDEPENDENT AUDITORS’CONSENT

We hereby consent to the use in this Amended Registration Statement on Form SB-2 of our report dated July 6, 2005, relating to the consolidated financial statements of Hurley Exploration Inc.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Gately & Associates, LLC.

GATELY & ASSOCIATES, LLC.

Altamonte, Florida

September 14, 2006